UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2008

Pierre Foods, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	0-7277	56-0945643
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9990 Princeton Road, Cincinnati, OH		45246
(Address of principal executive offices)		(Zip code)

513-874-8741

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                  Costs Associated with Exit or Disposal Activities.

On February 8, 2008, Pierre Foods, Inc. (the “Company” or “Pierre”) announced that it is closing its Cedartown, Georgia manufacturing facility.  On February 7, 2008, the Board of Directors of the Company approved management’s recommendation to close the Cedartown facility, and the Company notified affected employees of this decision on February 8, 2008.  A press release was issued by the Company on February 8, 2008 with additional details regarding the plant closure.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  As stated in the press release, the Company expects to transition a majority of the production from such facility to other Company facilities.  In connection with the Company’s stock-keeping unit (“SKU”) rationalization initiative, the Company will eliminate certain targeted SKUs that are not widely distributed, and will attempt to co-pack the remaining products.

As a result of the plant closure, the Company expects to recognize cash charges estimated at $1.5 million on a pre-tax basis, $1.1 million of which will be recognized in the Company’s current fiscal quarter ending March 1, 2008 (“Fourth Quarter Fiscal 2008”).  The remaining amount will be recognized in the first quarter of the Company’s fiscal year 2009.  The Company expects to pay $0.6 million of the recognized charges in Fourth Quarter Fiscal 2008 and $0.9 million in the first quarter of the Company’s fiscal year 2009.  Of such charges, it is expected that approximately $1.0 million will relate to employee severance and personnel relocation, and approximately $0.5 million will relate to equipment decommissioning costs and equipment and inventory moving costs.

In addition to cash charges, the Company expects to incur non-cash charges primarily related to accelerated depreciation and impairment of property, plant and equipment.  Management is in the process of evaluating such non-cash charges and is unable in good faith to make a determination of the estimate or range of estimates of such charges at this time.

In addition to historical information, this report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “should,” “expects,” “anticipates,”  “estimates,” and similar expressions identify forward-looking statements.  These statements reflect Pierre’s expectations at the time this report was filed and are not guarantees of future performance, but instead involve various risks and uncertainties.  Actual events and results may differ materially from those described in the forward-looking statements.  Among the factors that could cause material differences are the ability of Pierre to generate cash flows to meet its debt service obligations, increases in the price of raw materials, particularly beef, pork, chicken, and cheese, a decline in meat consumption or in the consumption of processed foods, outbreaks of disease among cattle, chicken or pigs, changes in applicable governmental regulations, such as the USDA’s Commodity Reprocessing Program, work stoppages or interruptions, the ability of Pierre to comply with the financial covenants, and other provisions of its financing arrangements, and other risks detailed from time to time in Pierre’s periodic SEC reports.  Pierre undertakes no obligation to update or revise any forward-looking statement.

Item 9.01                  Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release issued by Pierre Foods, Inc. on February 8, 2008.

SIGNATURES

                              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIERRE FOODS, INC.

Date: February 8, 2008	By:	/s/ Joseph W. Meyers
Joseph W. Meyers
Chief Financial Officer